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                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the

     (i) Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

     (ii) Registration Statement (Form S-8, No. 33-50841) and Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

     (iii) Registration Statement (Form S-8, No. 33-59101), which relates to the Voluntary Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division),

     (iv) Registration Statement (Form S-8, No. 33-38698), Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-24057) and Registration Statement (Form S-8, No. 33-60793), each of which relate to the Phillips-Van Heusen Corporation 1987 Stock Option Plan,

     (v) Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan, and

     (vi) Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan

of Phillips-Van Heusen Corporation and in the related Prospectuses of our report dated April 14, 2003 relating to the combined financial statements of Calvin Klein, Inc., which appears in the Current Report on Form 8-K/A of Phillips-Van Heusen Corporation dated February 12, 2003.



PricewaterhouseCoopers LLP

New York, New York
April 22, 2003